Exhibit 99.1

LaBranche & Co Inc.

Larry Prendergast

Executive Vice President of Finance

Harvey S. Traison

Senior Vice President & Chief Financial Officer

(212) 425-1144

FD Morgen-Walke

Investors:  Michael Polyviou

Media: Scot Hoffman

(212) 850-5600

LaBranche & Co. Reports Third Quarter Results

Suspends Dividend on Common Stock

NEW YORK, New York, Oct 21, 2003 /PRNewswire-FirstCall/  – LaBranche & Co Inc. (NYSE:LAB), parent of one of the leading Specialist firms on the New York Stock Exchange, today reported financial results for the third quarter and nine months ended September 30, 2003.

Consistent with the guidance provided on October 1, 2003, LaBranche reported third quarter revenues of $70.9 million compared to $118.3 million in the 2002 third quarter.  Net income available to common stockholders was $2.3 million, or $0.04 per diluted share, versus $19.8 million, or $0.33 per diluted share for the comparable 2002 quarter.  LaBranche’s Board of Directors suspended the payment of dividends on its common stock until profitability returns to acceptable levels.

LaBranche’s consolidated statement of financial condition as of September 30, 2003 reflects a liability in the amount of $1.0 million with respect to the ongoing NYSE specialist trading investigation.  This amount represents LaBranche’s current estimate, based on its own analysis of trading data for the period under review, of its probable liability attributable to the assertion by the NYSE Division of Enforcement that LaBranche specialist inter-positioning for the three-year period 2000-2002 in all LaBranche specialist stocks amounted in the aggregate to approximately $5.0 million.

As previously disclosed, the Division of Enforcement informed representatives of LaBranche of the $5.0 million figure at a meeting on September 26, 2003 following an exhaustive ten-month investigation during which the NYSE Market Surveillance Division and Division of Enforcement took on-the-record testimony from 39 LaBranche employees and LaBranche produced to the NYSE approximately 70,000 pages of documents.  LaBranche also received certain documentary material from the NYSE which it and its outside consultants have been able to review for accuracy and completeness.  Based on its analysis of this material and the course of the investigation, LaBranche has determined that the liability of $1.0 million is appropriate at this time, although there can be no assurance that LaBranche’s ultimate liability with respect to this facet of the NYSE investigation will not exceed such amount.

As also recently disclosed, the NYSE Division of Enforcement advised LaBranche for the first time on October 15, 2003 that it had just received a new NYSE Market Surveillance Division study, using different methodologies and criteria, which indicated that LaBranche specialists improperly traded ahead of customer orders in certain situations, and that this so-called “specialist advantage” trading over the period under review amounted to approximately $38.5 million in the aggregate.   Although LaBranche has asked for information regarding this new study, the NYSE has not yet responded to its request.

LaBranche has not reflected any additional liability with respect to the NYSE’s most recent assertions regarding the alleged $38.5 million “specialist advantage” trading.  Without the opportunity to review any documentation or data which may support the NYSE’s most recent assertions, LaBranche currently is unable to assess the probability that it has incurred a liability by reason of any “specialist advantage” trading or reasonably estimate the amount of its possible loss, if any.  If additional information regarding the NYSE’s most recent assertions becomes available prior to the filing of LaBranche’s Form 10-Q for the 2003 fiscal third quarter and such additional information enables LaBranche to assess the likelihood, amount and materiality of its probable liability, if any, it will report such information to the public and adjust the consolidated results of its operations accordingly in the Form 10-Q to be filed for its 2003 fiscal third quarter.

For the nine months ended September 30, 2003, revenues were $235.0 million compared to $339.1 million in last year’s nine month period.  Net income available to common stockholders was $17.3 million, or $0.29 per diluted share, versus $58.6 million, or $0.98 per diluted share in the comparable prior year period.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 650 companies, nine of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 103 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 200 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$45,413	$93,829	$157,319	$255,684
Commissions	23,371	24,383	70,746	67,776
Other	2,120	53	6,977	15,593

Total revenues	70,904	118,265	235,042	339,053

EXPENSES:
Employee compensation and related benefits	25,324	36,085	76,239	98,238
Interest	12,113	12,554	36,041	38,238
Exchange, clearing and brokerage fees	9,260	11,105	30,858	28,085
Lease of exchange memberships	6,118	6,380	18,773	19,487
Depreciation & amortization of intangibles	3,128	3,366	9,717	10,055
Other	8,665	8,092	23,812	22,527
Total expenses	64,608	77,582	195,440	216,630

Income before minority interest and provision for income taxes	6,296	40,683	39,602	122,423

MINORITY INTEREST	167	—	294	—

Income before provision for income taxes	6,129	40,683	39,308	122,423

PROVISION FOR INCOME TAXES	2,917	19,306	18,979	58,453

Net income	$3,212	$21,377	$20,329	$63,970

Series A Preferred dividends and discount accretion	950	1,600	3,059	5,417

Net income available to common shareholders	$2,262	$19,777	$17,270	$58,553

Weighted average shares outstanding:
Basic	59,649	59,008	59,557	58,858
Diluted	60,171	59,784	60,134	59,813

Earnings per share:
Basic	$0.04	$0.34	$0.29	$0.99
Diluted	$0.04	$0.33	$0.29	$0.98

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)	(audited)
ASSETS

CASH AND CASH EQUIVALENTS	$334,977	$77,033

CASH & SECURITIES SEGREGATED UNDER FEDERAL REGULATIONS	7,062	16,012

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL	10,700	26,000

RECEIVABLE FROM BROKERS, DEALERS AND CLEARING ORGANIZATIONS	221,063	145,387

RECEIVABLE FROM CUSTOMERS	4,357	12,425

UNITED STATES GOVERNMENT OBLIGATIONS	—	395,840

SECURITIES OWNED, at market value:
Corporate equities	253,037	106,295
Exchange-traded funds	149,524	21,455
Options	64,799	61,478

COMMISSIONS RECEIVABLE	4,463	4,379

EXCHANGE MEMBERSHIPS CONTRIBUTED FOR USE, at market value	22,800	26,176

EXCHANGE MEMBERSHIPS OWNED, at cost (Market value of $74,477 and $78,337, respectively)	77,834	77,815

GOODWILL AND OTHER INTANGIBLE ASSETS	869,721	877,565

OTHER ASSETS	52,282	64,942

Total assets	$2,072,619	$1,912,802

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$33,410	$16,417
Payable to customers	24,943	21,971
Securities sold, but not yet purchased, at market value:
Corporate equities	229,380	106,685
Exchange-traded funds	86,258	4,359
Options	62,800	63,695
Accrued compensation	40,304	55,185
Accounts payable and other accrued expenses	30,913	52,268
Income taxes payable	11,050	13,201
Deferred tax liabilities	182,114	179,924
Long-term debt	355,412	354,948
Subordinated liabilities
Exchange memberships, at market value	22,800	26,176
Other subordinated indebtedness	20,285	28,285

Total liabilities	1,099,669	923,114

MINORITY INTEREST	294	—

TOTAL STOCKHOLDERS’ EQUITY	972,656	989,688

Total liabilities and stockholders’ equity	$2,072,619	$1,912,802

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

NYSE average daily share volume (millions)	1,364.1	1,549.8	1,419.5	1,435.0

LAB share volume on NYSE (billions)	23.1	26.7	71.4	76.9

LAB dollar volume on NYSE (billions)	$626.7	$664.9	$1,837.1	$2,066.9

LAB number of principal trades on the NYSE (millions)	7.6	10.1	25.1	25.5

LAB principal shares traded on the NYSE (billions)	6.5	9.4	21.6	27.1

LAB dollar value of principal shares traded on the NYSE (billions)	$176.2	$247.2	$555.9	$761.6

LAB NYSE common stock listings	575	586	575	586

LAB AMEX common stock listings	102	81	102	81

LAB AMEX option listings	249	126	249	126

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